Exhibit 99.1

Bridgeline Announces Financial Results for the First Quarter of Fiscal 2024

Woburn, Mass., February 14, 2024 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of marketing software, today announced financial results for its fiscal first quarter ended December 31, 2023.

“Our recent release of Smart Search and Rapid UI for HawkSearch drove the highest new license bookings for any quarter since I came to Bridgeline,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Smart Search increases our customer’s revenue by allowing their site visitors to find products using photos from their smart phone and natural language to engage with the site as they would with a sales advisor. Rapid UI increases our total addressable market to include mid-sized companies who need the same search capabilities of enterprise customers without investing months and thousands of dollars in customizing their implementation.”

Financial Highlights – First Quarter of Fiscal Year 2024

●	Total revenue was $3.8 million, compared to $4.1 million in the prior year period.

●	Subscription and licenses revenue was $3.1 million, compared to $3.2 million in the prior year period.

●	Gross profit was $2.6 million, compared to $2.8 million in the prior year period.

●	Gross margin was 68%, compared to 69% in the prior year period.

Business Highlights

Sales

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In the quarter, Bridgeline signed more than $2.5 million in new customer contracts with 28 license sales adding over $750 thousand in annual recurring revenue. Search drove most sales and now represents over 50% of Bridgeline’s revenue.

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Bridgeline’s Net Revenue Retention for the quarter was over 90% with search over 95%. Overall Net Revenue Retention was impacted by a large legacy product customer who began winding its subscription down in 2022, which has now concluded.

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New customers in the first quarter include several electrical distributors, which furthers Bridgeline’s dominance in this market. Bridgeline also had multiple sales in the broader building materials market as well as the insurance, education, and agriculture markets.

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Several sales of Bridgeline’s Smart Search product were made to existing customers in the first quarter, and Bridgeline has strong demand for Smart Search in its over 500 HawkSearch customers supporting future sales.

Product

Smart Search

Bridgeline released Smart Search in its first quarter which drove several new sales for the company, expanded its pipeline for future sales into its existing customer base, and increased its competitive value proposition to win new customers.

Smart Search grows online revenue by allowing site visitors to search for products with photos or by conversing with the search bar using questions or descriptions similar to how you would interact with a sales advisor. In addition to HawkSearch’s product search that allows customers to find products using keywords, Smart Search allows them to describe a problem they are trying to solve and discover products they may not have realized they need. For example, a camper planning a trip can ask, “what should I bring on a two-week camping trip for cooking?” The Smart Search response would include expected products such as a cooking stove and propane tank, but also include Meal, Ready-to-Eat (MRE) food pouches the camper may not have thought about. The camper may then see a person on the street with cool hiking boots they like. They could quickly snap a picture with their camera, return to the website on their phone, and immediately find those boots to purchase. These experiences would not be possible without Smart Search.

All of Bridgeline’s more than 500 HawkSearch customers, who generate nearly $7 million in subscription revenue, can benefit from Smart Search. Customers can upgrade for an additional fee to their current subscription. This gives Bridgeline an opportunity to increase its subscription revenue by more than $2 million, from our existing customer relationships alone. In addition to revenue generated from upgrades to existing customers, many of Bridgeline’s latest sales were won because new customers recognized the unique value that Smart Search offers over the competition.

Rapid UI

Bridgeline also continues to improve Rapid UI which allows new HawkSearch customers to add HawkSearch, including Smart Search, to their online store without the need for any professional services. Nearly half of Bridgeline’s first quarter HawkSearch sales included Rapid UI. Rapid UI expands HawkSearch’s total addressable market to include smaller companies who need to launch HawkSearch quickly and preserve implementation budget for larger subscriptions or future customizations.

Partners

HawkSearch released the Xngage Connector for Optimizely Configured Commerce which was recently announced at OptiCon. The Xngage Connector accelerates Bridgeline’s sales to Optimizely customers because it is out-of-the-box, meaning no implementation effort. The Connector automatically allows HawkSearch to discover the Optimizely-powered website’s products, adds HawkSeach to their site, and allows marketers to manage HawkSearch directly from within the Optimizely administrative interface.

HawkSearch has the only BigCommerce connector for search that supports multi storefront. Multi storefront gives HawkSearch an advantage in the franchise and chain store market and led to a new furniture store customer in Europe. The implementation includes HawkSearch Rapid UI and also a user experience where users can see different furniture colors in the autocomplete dropdown from the search bar. Bridgeline will showcase its connector at the B2B Online Chicago event with BigCommerce in May 2024.

Financial Results – First Fiscal Quarter of Fiscal Year 2024

●	Total revenue, which is comprised of Licenses and Services revenue, was $3.8 million for the quarter ended December 31, 2023, as compared to $4.1 million for the same period in 2022.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual licenses revenue was $3.1 million for the quarter ended December 31, 2023, compared to $3.2 million for the same period in 2022. As a percentage of total revenue, Subscription and licenses revenue was 82% of total revenue for the quarter ended September 30, 2023, compared with 79% for the same period in 2022.

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Services revenue was $0.7 million for the quarter ended December 31, 2023, compared to $0.9 million for the same period in 2022. As a percentage of total revenue, Services revenue accounted for 18% of total revenue for the quarter ended December 31, 2023, compared with 21% for the same period in 2022.

●	Cost of revenue was $1.2 million for the quarter ended December 31, 2023, compared to $1.3 million for the same period in 2022.

●	Gross profit was $2.6 million for the quarter ended December 31, 2023, as compared to $2.8 million for the same period in 2022.

●

Gross margin was 68% for the quarter ended December 31, 2023, compared to 69% for the same period in 2022. Subscription and licenses gross margin were 73% for the quarter ended December 31, 2023, consistent with the 73% for the same period in 2022. Services gross margins were 44% for the quarter ended December 31, 2023, as compared to 51% for the same period in 2022.

●	Operating expenses of $3.2 million for the quarter ended December 31, 2023, consistent with $3.2 million for the same period in 2022.

●	Operating loss was $0.6 million for the quarter ended December 31, 2023, as compared to a loss of $0.4 million for the same period in 2022.

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The warrant liability revaluation resulted in a $18 thousand non-cash gain attributable to the change in the fair value of the warrant liabilities for the quarter ended December 31, 2023. This compares to a $0.3M non-cash gain from revaluation for the same period in 2022.

●	Net loss for the quarter ended December 31, 2023, was $0.6 million, compared to net income of $0.1 million for the same period in 2022.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, February 14, 2024, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, which will be followed by a question-and-answer period.

The details of the conference call and replay are as follows:

Bridgeline Digital First Quarter 2024 Earnings Call

Wednesday, February 14, 2024, at 4:30 p.m. ET

https://register.vevent.com/register/BIc9950cd93b6f4667bb57305753c3560b

Participants can register for the conference call using the above URL above.
Once registered, participants will receive dial-in numbers and unique PIN number.

Replays of the conference call will be available through the following link:

https://edge.media-server.com/mmc/p/drfgamsh

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP adjusted net income (loss), and non-GAAP adjusted net earnings (loss) per diluted share.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA and non-GAAP adjusted net income (loss) as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Non-GAAP adjusted net income (loss) and non-GAAP adjusted net income (loss) per diluted share are calculated as net income (loss) or net income (loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, change in fair value of warrants, stock-based compensation, restructuring and acquisition-related costs, goodwill impairment charges, preferred stock dividends and any related tax effects.

Bridgeline's management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of Adjusted EBITDA and non-GAAP adjusted net income (loss) may differ from, and therefore may not be comparable with, similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that Adjusted EBITDA and non-GAAP adjusted net income (loss) have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls, as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing software solutions provider that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2023	2022
Revenue:
Subscription and perpetual licenses	$3,086	$3,229
Digital engagement services	669	854
Total net revenue	3,755	4,083

Cost of revenue:
Subscription and perpetual licenses	827	861
Digital engagement services	376	418
Total cost of revenue	1,203	1,279
Gross profit	2,552	2,804

Operating expenses:
Sales and marketing	913	1,209
General and administrative	781	832
Research and development	1,093	747
Depreciation and amortization	385	378
Restructuring and acquisition related expenses	15	-
Total operating expenses	3,187	3,166
Loss from operations	(635)	(362)

Change in fair value of contingent consideration, interest expense and other, net	-	(9)
Change in fair value of warrant liabilities	18	297
Income (loss) before income taxes	(617)	(74)
Provision for (benefit from) income taxes	5	6
Net (loss) income	$(622)	$(80)

Net (loss) income per share attributable to common shareholders:
Basic net (loss) income per share	$(0.06)	$(0.01)
Diluted net (loss) income per share	$(0.06)	$(0.01)
Number of weighted average shares outstanding:
Basic	10,417,609	10,417,609
Diluted	10,417,609	10,430,822

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	December 31,	September 30,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,409	$2,377
Accounts receivable, net	1,251	1,004
Prepaid expenses and other current assets	463	278
Total current assets	3,123	3,659
Property and equipment, net	112	151
Operating lease assets	294	390
Intangible assets, net	4,544	4,890
Goodwill, net	8,468	8,468
Other assets	61	73
Total assets	$16,602	$17,631

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$213	$267
Current portion of operating lease liabilities	172	148
Accounts payable	1,126	1,255
Accrued liabilities	1,207	995
Deferred revenue	1,660	2,084
Total current liabilities	4,378	4,749
Long-term debt, net of current portion	433	435
Operating lease liabilities, net of current portion	122	241
Warrant liabilities	156	174
Other long-term liabilities	582	572
Total liabilities	5,671	6,171

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at December 31, 2023 and September 30, 2023	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 10,417,609 shares issued and outstanding at December 31, 2023 and September 30, 2023	10	10
Additional paid-in-capital	101,387	101,275
Accumulated deficit	(90,199)	(89,577)
Accumulated other comprehensive loss	(267)	(248)
Total stockholders' equity	10,931	11,460
Total liabilities and stockholders' equity	$16,602	$17,631

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Dec 31,
	2023	2022
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$(622)	$(80)
Provision for income taxes	5	6
Change in fair value of contingent consideration, interest expense and other, net	-	9
Change in fair value of warrants	(18)	(297)
Amortization of intangible assets	346	342
Depreciation and other amortization	45	42
Restructuring and acquisition related charges	15	-
Stock-based compensation	112	93
Adjusted EBITDA	$(117)	$115

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$(622)	$(80)
Change in fair value of warrants	(18)	(297)
Amortization of intangible assets	346	342
Restructuring and acquisition related charges	15	-
Stock-based compensation	112	93
Non-GAAP adjusted net income (loss)	$(167)	$58

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net income (loss) applicable to common shareholders	$(0.06)	$(0.01)
Change in fair value of warrants	(0.00)	(0.03)
Amortization of intangible assets	0.03	0.03
Restructuring and acquisition related charges	0.00	-
Stock-based compensation	0.01	0.01
Non-GAAP adjusted net income (loss) per diluted share	$(0.02)	$0.01